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[SEAL]           NEW YORK STATE COMMISSION ON CABLE TELEVISION

In the Matter of                                                          94-130

Application of Cable TV Fund 11-B, Ltd             )
(Jones Intercable, Inc., General Partner)          )
for approval of the renewal by option of           )            DOCKET NO. 31616
its cable television franchise for the Town        )
of Elma (Erie County)                              )
Initial Docket No. 11323                           )

                            ORDER APPROVING RENEWAL

               (Adopted: March 2, 1994; Released: March 23, 1994)

                 The above-captioned application was submitted by Cable TV Fund 11-B, Ltd. (Jones Intercable, Inc., General Partner) on January 31, 1994. A copy of same was served upon the Town and all local notice requirements were met. Notice was also published in this Commission's Weekly Bulletin on February 4, 1994. No comments or objections have been received.

                 This application is governed by Section 822 of the Executive Law which requires our approval unless we find specific violations of law, the regulations of this Commission, or the public interest. Section 822(4) of the Executive Law provides that we may approve the renewal contingent upon compliance with standards or conditions consistent with the public interest. Having reviewed this application in the context of all applicable statutory and regulatory standards, we have determined to approve the renewal subject to conditions as hereinafter set forth.

                 This application seeks our approval of a renewal of a franchise granted by Town of Elma on August 1, 1984, which provided for an optional five year renewal in favor of the company. The terms of the franchise, as renewed, are subject to the Cable Act.

Channel Capacity

                 The cable operator has committed itself to a technical upgrade and rebuild of its system to a minimum capacity of 450 MHz by December 31, 1995. We wish to emphasize that the timely fulfillment of this commitment is an express and material condition of our approval herein.

Public, Educational and Governmental (PEG) Access

                 Our approval is granted with the understanding that the provisions of Section 595.4 of our rules pertaining to minimum standards for public, educational and governmental access are controlling.


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Line Extension

                 Our approval is granted with the understanding that our line extension rules as provided in Section 595.5 of 9 NYCRR are controlling.

Subscriber Complaints, Trouble Call Processing and Consumer Service Standards

                 Approval is granted with the understanding that our rules applicable to trouble call processing, credit for service outages and consumer protection and service standards as set forth in Section 596.8 and Part 590 of our rules are controlling.

Franchise Fee Offset

                 Section 15 Of the subject franchise provides for a franchise fee payment of three percent (3%) of annual gross revenues "less any taxes levied by the New York State Department of Equalization and Assessment and paid to the Town." Such provision indicates an intent by the franchising parties to reverse the procedure set forth in Section 626 of the Real Property Tax Law whereby franchise fees may be credited as an offset against Special franchise tax assessments. In effect, this franchise provision contemplates that the special franchise assessment will instead be paid to the Town but the amount paid will be deducted from the amount Of franchise fees otherwise due to the Town. Under either method of applying the statutory credit authorized by RPTL
Section 626, it is apparent that the net effect will be the same. Therefore, we shall approve this provision with the understanding that only the amount of special franchise tax actually paid to the Town may be credited as an offset against franchise fees otherwise payable. We also note that the wording of this franchise provision referring to "any taxes" does not include real property tax assessments other than the special franchise tax assessed by the Department of Equalization and Assessment.

THE COMMISSION ORDERS:

1. Pursuant to Section 822 of the Executive Law and the rules and regulations of this Commission, the application of Cable TV Fund 11-B, Ltd. (Jones Intercable, Inc., General Partner) for approval of the renewal of its cable television franchise for the Town of Elma (Erie County) is hereby approved, subject to the conditions and understandings expressed herein. Said renewal shall expire on August 1, 1999.

2. This Order does not in any way confer rights or privileges other than those granted in the underlying franchise and the certificate holder remains subject to the obligations imposed by Article 28 of the Executive Law, the underlying franchise and all applicable rules, regulations and orders of this Commission.

Commissioners Participating: William B. Finneran, Chairman; John A. Passidomo, Barbara T. Rochman, Commissioners